U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
                     Date of Report (date of earliest event
                           reported): October 21, 1999



                                 TechLite, Inc.
             (Exact name of registrant as specified in its charter)




   Oklahoma                        333-68071                        73-1522114
 -------------              ------------------------               -------------
   (state of                (Commission File Number)               (IRS Employer
incorporation)                                                     I.D. Number)






                         6106 East 32nd Place, Suite 101
                                 Tulsa, OK 74135
                                  918-664-1441
           -----------------------------------------------------------
             (Address and telephone number of registrant's principal
               executive offices and principal place of business)





                      4334 Northwest Expressway, Suite 202
                             Oklahoma City, OK 73116
                                  405-840-1585
           ----------------------------------------------------------
             (Former name or address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

     TechLite, Inc. (the "Company") effected a merger on October 21, 1999 with TechLite Applied Sciences, Inc. pursuant to approving votes of the shareholders of both corporations. The Company's shareholder vote occurred on September 17, 1999. TechLite Applied Sciences, Inc.'s shareholder vote occurred on October 18, 1999.

     For details of the merger, the Company incorporates by reference the Prospectus-Proxy Statement contained in its Amendment No. 4 to Form S-4 Registration Statement filed September 10, 1999 (Commission File 333- 68137).

Item 4.  Change in Registrant's Certifying Accountant

     On October 22, 1999 TechLite, Inc.'s (the "Company's") principal independent accountant, Hogan & Slovacek of Oklahoma City, Oklahoma, resigned. Its reports on the Company's financial statements from inception onward contained no adverse opinions or disclaimers of opinions and were not modified as to uncertainty, audit scope or accounting principles. There were no disagreements with Hogan & Slovacek, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Hogan & Slovacek's satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

     On  October  22,  1999  the  Company  engaged  new  principal   independent
accountants, Causon & Westhoff Certified Public Accountants, P.C. of Tulsa, Oklahoma, to audit the Company's financial statements.

     The change in the Company's certifying accountants was made solely in connection with the change of the Company's principal place of business from Oklahoma City, Oklahoma to Tulsa, Oklahoma. The engagement of the new accounting firm was made by the officers of the Company without the prior approval of the board of directors or any committee of the board of directors, but a majority of the directors advised the officers that the engagement would be approved at the next directors' meeting.

Item 7.  Financial Statements and Exhibits

     (a)    Financial statements of businesses acquired.
            -------------------------------------------

            The below financial statements are those of TechLite Applied Sciences, Inc., the acquired company.

     (b)    Pro forma financial information.
            -------------------------------

            The below pro forma statements reflect the Company's merger on October 21, 1999, with TechLite Applied Sciences, Inc. Pursuant to the Company's Amendment No. 4 to Form S-4 Registration Statement, effective September 13, 1999 (Commission File No. 333-68137), covering the merger, the historical financial statements of the Company are those of TechLite Applied Sciences, Inc. The audited financial statements of the Company for the year ended December 31, 1999, will be filed with the Company's Form 10- KSB on or before March 30, 2000.

Causon & Westhoff
                                              Certified Public Accountants, P.C.

                                                     15 West 6th St., Suite 2310
                                                           Tulsa, Oklahoma 74119
                                                                   (918)382-7000
                                                              fax (918) 382-7005


                         Independent Accountants' Report
                         -------------------------------

Board of Directors
TechLite Applied Sciences, Inc.
Tulsa, Oklahoma


We have audited the accompanying balance sheets of TECHLITE APPLIED SCIENCES, INC. as of January 31, 1999 and 1998, and the related statements of income, statements of changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TECHLITE APPLIED SCIENCES, INC. as of January 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

As discussed in Note 8 and Note 10 to the financial statements, the Company's January 31, 1998 financial statements have been revised to reflect $260,705 of additional compensation expense associated with a debt to equity conversion which occurred during the year ended January 31, 1998. The Company's January 31, 1999 financial statements have been revised to reflect $194,396 of additional expense associated with development of the Company's presence in Brazil.


Tulsa, Oklahoma
April 27, 1999, except for Note 8 and Note 10, as to which the date is August 5, 1999.

                         TECHLITE APPLIED SCIENCES, INC.
                                 BALANCE SHEETS


                                                    At July 31               At January 31
                                                   ------------      ------------------------------
                                                       1999               1999             1998
                                                   ------------      -------------    -------------
                                                      (Unaudited)
ASSETS

      Cash                                              24,348             19,162                -
      Accounts receivable                            1,153,626            831,822          416,809
      Inventory                                         37,931             41,185           46,378
      Property & equipment
          Equipment                                    205,815            162,058           94,515
          Furniture and fixtures                        32,108             24,045           20,767
          Building and land                            400,000            400,000                -
          Leasehold improvements                        56,227             52,252           44,323
          Autos and trucks                             213,360            191,790          108,900
                                                   ------------      -------------    -------------
                                                       907,510            830,145          268,505
          Less accumulated depreciation                198,774            148,665           84,028
                                                   ------------      -------------    -------------
                                                       708,736            681,480          184,477
                                                   ------------      -------------    -------------

      Other assets, net                                  6,356              7,240           10,943
                                                   ------------      -------------    -------------

          Total Assets                               1,930,997          1,580,889          658,607
                                                   ============      =============    =============


LIABILITIES

      Bank overdraft                                         -                  -           10,191
      Accounts payable                                 888,740            380,543          312,048
      Accrued wages                                      8,998             29,132           31,445
      Taxes payable                                    196,367             97,110          212,521
      Billings in excess of costs and estimated
           earnings on uncompleted contracts            15,944             96,337          330,074
      Notes payable                                  1,693,846          1,341,011          159,595
      Other liabilities                                 83,347             58,665           33,055
                                                   ------------      -------------    -------------

          Total Liabilities                          2,887,242          2,002,798        1,088,929
                                                   ------------      -------------    -------------

EQUITY

      Common stock, $.001 par value                      2,210              2,210            2,204
      Paid-in-capital                                1,378,048          1,378,048        1,264,197
      Retained earnings(deficit)                    (2,336,503)        (1,802,167)      (1,696,723)
                                                   ------------      -------------    -------------

          Total Equity                                (956,245)          (421,909)        (430,322)
                                                   ------------      -------------    -------------

          Total Liabilities & Equity                 1,930,997          1,580,889          658,607
                                                   ============      =============    =============

See Notes to Financial Statements

                         TECHLITE APPLIED SCIENCES, INC.
                              STATEMENTS OF INCOME


                                                               Six Months Ended
                                                                   July 31                       Years Ended January 31
                                                       -------------------------------       -------------------------------
                                                           1999              1998                1999             1998
                                                       --------------    -------------       -------------    --------------
                                                                 (Unaudited)

      Contract revenue earned                              1,776,564        2,589,042           4,646,858         1,714,514
      Cost of revenue earned                               1,294,912        1,843,989           3,288,204         1,516,927
                                                       --------------    -------------       -------------    --------------

      Gross profit                                           481,652          745,053           1,358,654           197,587

      General & administrative expenses                    1,032,159          413,055           1,472,865         1,191,468
                                                       --------------    -------------       -------------    --------------

      Income(Loss) from operations                          (550,507)         331,998            (114,211)         (993,881)

      Other income                                            16,171                0               8,767             2,962
                                                       --------------    -------------       -------------    --------------

      Income(Loss) before taxes                             (534,336)         331,998            (105,444)         (990,919)

      Provision for income taxes                                   0                0                   0                 0
                                                       --------------    -------------       -------------    --------------

      Net Income(Loss)                                      (534,336)         331,998            (105,444)         (990,919)
                                                       ==============    =============       =============    ==============

      Net Income(Loss) per common share                        (0.24)            0.15               (0.05)            (0.45)
                                                       ==============    =============       =============    ==============



See Notes to Financial Statements

                         TECHLITE APPLIED SCIENCES, INC.
                            STATEMENTS OF CASH FLOWS

                                                               Six Months Ended
                                                                   July 31                        Years Ended January 31
                                                       -------------------------------       -------------------------------
                                                           1999              1998                1999             1998
                                                       --------------    -------------       -------------    --------------
                                                                       (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                             (534,336)         331,998            (105,444)         (990,919)
     Adjustments to reconcile net income to net
          cash provided by operating activities:
     Depreciation                                             53,741           23,868              68,269            44,678
     Deemed expense on debt to equity conversion                                                                    260,705
     Decrease (increase) in contract receivables            (321,804)         396,789            (404,420)         (294,171)
     Decrease (increase) in inventory                          3,254             (905)              5,193           (24,073)
     Decrease (increase) in other assets/receivables          (2,748)         (80,288)            (10,522)           17,202
     Net increase (decrease) in billings related to
        costs and estimated earnings on
        uncompleted contracts                                (80,393)        (430,108)           (233,737)           14,293
     Increase (decrease) in accounts payable                 508,197          (34,679)             58,304            32,579
     Increase (decrease) in other accrued liabilities        103,805         (196,728)            (92,114)          153,346
                                                       --------------    -------------       -------------    --------------
          Net cash provided by operating activities         (270,284)           9,947            (714,471)         (786,360)
                                                       --------------    -------------       -------------    --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Acquisition of equipment                                (77,365)         (25,372)           (561,640)         (133,870)
                                                       --------------    -------------       -------------    --------------
          Net cash used in investing activities              (77,365)         (25,372)           (561,640)         (133,870)
                                                       --------------    -------------       -------------    --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Principle payments on notes payable                    (863,356)         (29,592)           (394,815)          (47,236)
     New borrowings                                        1,216,191                0           1,576,231           128,427
     Sale of stock                                                 0           89,499             113,857           688,767
                                                       --------------    -------------       -------------    --------------
          Net cash used in financing activities              352,835           59,907           1,295,273           769,958
                                                       --------------    -------------       -------------    --------------

NET INCREASE (DECREASE) IN CASH
AND CASH EQUIVALENTS                                           5,186           44,482              19,162          (150,272)

CASH AND CASH EQUIVALENTS AT
BEGINNING OF PERIOD                                           19,162                0                   0           150,272
                                                       --------------    -------------       -------------    --------------

CASH AND CASH EQUIVALENTS AT
END OF PERIOD                                                 24,348           44,482              19,162                 0
                                                       ==============    =============       =============    ==============

See Notes to Financial Statements

                         TECHLITE APPLIED SCIENCES, INC.
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY



                                                            Additional
                                            Common            Paid-in             Retained
                                             Stock            Capital             Earnings            Total
                                         --------------------------------------------------------------------

    BALANCE, JANUARY 31, 1997                      480                 -          (705,804)         (705,324)

    NET INCOME(LOSS)                                 -                 -          (990,919)         (990,919)

    SALE OF STOCK                                  938           687,829                 -           688,767

    DEBT/EQUITY CONVERSION                         786           576,368                 -           577,154
                                         --------------------------------------------------------------------

    BALANCE, JANUARY 31, 1998                    2,204         1,264,197        (1,696,723)         (430,322)

    NET INCOME(LOSS)                                 -                 -          (105,444)         (105,444)

    SALE OF STOCK                                    6           113,851                 -           113,857
                                         --------------------------------------------------------------------

    BALANCE, JANUARY 31, 1999                    2,210         1,378,048        (1,802,167)         (421,909)

    (Unaudited)

    NET INCOME(LOSS)                                 -                 -          (534,336)         (534,336)

    SALE OF STOCK                                    -                 -                 -                 -
                                         --------------------------------------------------------------------

    BALANCE, JULY 31, 1999                       2,210         1,378,048        (2,336,503)         (956,245)
                                         ====================================================================

See Notes to Financial Statements

                         TECHLITE APPLIED SCIENCES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                            JANUARY 31, 1999 AND 1998






NOTE 1:     NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT
                     ACCOUNTING POLICIES

Nature of Operations
--------------------

     The Company is organized as an Oklahoma corporation located in Tulsa, Oklahoma. The Company is an energy efficient lighting specialist primarily engaged in performing retrofits of lighting systems in commercial, educational and healthcare facilities. The work is performed primarily under fixed-price contracts. The length of the contracts vary, typically between 1 and 18 months.

Revenue Recognition
-------------------

     Revenues from fixed-price construction contracts are recognized on the percentage-of-completion method, measured by the percentage of costs incurred to date to estimated total costs for each contract. This method is used because the Company considers expended costs to be the best available measure of progress on these contracts. Because of the inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near term.

Cost Recognition
----------------

     Contract costs include all direct material, labor, and equipment costs and those indirect costs related to contract performance such as indirect labor, supplies, and tool costs. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revenues are determined.

Use of Estimates
----------------

     The  preparation  of financial  statements  in  conformity  with  generally accepted accounting principles require management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

                         TECHLITE APPLIED SCIENCES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                            JANUARY 31, 1999 AND 1998



NOTE 1:     NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT
                     ACCOUNTING POLICIES (Continued)

Depreciation
------------

     Furniture and equipment are depreciated using the straight-line method over the estimated useful life of each asset, which is generally from five to seven years.

Income Taxes
------------

     Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in FASB Statement No. 109, Accounting for Income Taxes. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that a deferred tax asset will not be realized, as explained in Note 6. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.


NOTE 2:     CONTRACT RECEIVABLES

Contract receivables consist of:

                                              1999            1998
   Billed                                     ----            ----
        Completed contracts                $ 135,516       $ 106,596
        Contracts in progress                685,713         310,213
                                           ---------       ---------
                                           $ 821,229       $ 416,809
                                           =========       =========

Subsequent to January 31, 1999, approximately $800,000 was collected on the outstanding receivable balance.

                         TECHLITE APPLIED SCIENCES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                            JANUARY 31, 1999 AND 1998



NOTE 3:     COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

Costs, estimated earnings, and billings on uncompleted contracts are summarized as follows:

                                                                1999            1998
                                                                ----            ----
   Costs incurred on uncompleted contracts                  $ 3,066,461     $   163,551
   Estimated earnings                                         1,237,926
                                                            -----------     -----------
                                                                                 40,888
                                                              4,304,387         204,439
   Billings to date                                           4,400,724         534,513
                                                            -----------     -----------

                                                            $  (96,337)     $ (330,074)
                                                            ===========     ===========


   Included in the accompanying balance sheet under
   the following captions:
       Billings in excess of costs and estimated
           earnings on uncompleted contracts                $   96,337      $  330,074
                                                            ===========     ===========


NOTE 4:     PROPERTY AND EQUIPMENT

     Property and equipment consist of buildings, vehicles, equipment, furniture and leasehold improvements. The vehicles and equipment are depreciated over five years, furniture is depreciated over seven years, leasehold improvements are depreciated over ten years and buildings are depreciated over 25 years. Accumulated depreciation is summarized as follows:

                                                                  1999            1998
                                                                  ----            ----
   Buildings                                                  $   6,667       $
   Vehicles                                                      64,199          36,030
   Equipment                                                     61,756          39,392
   Furniture                                                      9,641           6,759
   Leasehold improvements
                                                              ----------      ---------
                                                                  6,402           1,847
                                                              ----------      ---------
                                                              $ 148,665       $  84,028
                                                              =========       =========

                         TECHLITE APPLIED SCIENCES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                            JANUARY 31, 1999 AND 1998



NOTE 5:     NOTES PAYABLE

                                                                 1999            1998
                                                                 ----            ----
   Unsecured notes payable, due on demand, at 10%          $     76,262      $  100,563
   Notes payable to banks, collateralized by
      equipment, due in monthly installments plus
      interest through March 2000, at 10% to 12%                121,682          49,607
   Unsecured line of credit, at 13.75%                           49,500
   Line of credit, secured by accounts receivable, at           673,463
   12%
   Notes payable, building and land, due in monthly
        installments plus interest through 2014, at 9%         397,713
                                                           ------------      ----------
                                                              1,318,620         150,170
   Accrued interest                                              22,391           9,425
                                                           ------------      ----------

                                                           $ 1,341,011       $  159,595
                                                           ============      ==========

Aggregate annual maturities of debt at January 31, 1999, are:

               2000                                           $  933,776
               2001                                               14,945
               2002                                               15,923
               2003                                               17,439
               2004                                               19,099
               Thereafter                                        317,438
                                                              ----------
                                                              $1,318,620
                                                              ==========

The Company has a $750,000 revolving line of credit which is secured by the Company's uncollected invoices. As work is completed and invoices are submitted for payment, the Company may place the uncollected invoices as collateral with the lending institution. The Company may then access the line of credit for an amount not to exceed 90% of the amount of the invoice. When the invoice is collected, the proceeds are deposited into the Company's account. The Company then pays off the outstanding debt on the line of credit associated with the collected invoice. The risk of collecting the invoice remains with the Company at all times. The outstanding debt associated with this secured line of credit was $673,463 at January 31, 1999.

                         TECHLITE APPLIED SCIENCES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                            JANUARY 31, 1999 AND 1998



NOTE 6:     INCOME TAXES AND DEFERRED INCOME TAXES

     Based on the Company's significant net operating losses it appears it is more likely than not that the deferred tax asset created by the net operating losses may not be realized. Therefore, a 100% allowance has been applied to the net deferred tax asset.

     There is no provision for income taxes included in these financial statements. The net operating losses will be carried forward.

     A reconciliation of the income tax expense (refund) at the statutory rate to income tax expense at the Company's effective tax rate is shown below:

                                                                 1999            1998
                                                                 ----            ----
   Computed at the statutory rate of 34%                      $  30,244     $ (248,272)
   Increase (decrease) in tax resulting from:
        Net operating loss carryforward                        (30,244)         248,272
                                                              ---------     -----------
                                                              $       0     $         0
                                                              =========     ===========


NOTE 7:     OTHER ASSETS

     At January 31, 1999 and 1998, the Company recorded $7,240 and $10,943, respectfully, as other assets. Other assets include costs associated with internally developed software which is amortized over 4 years.


NOTE 8:     DEBT TO EQUITY CONVERSION

     During 1993, the Company borrowed funds in conjunction with a private stock offering. The simultaneous stock purchases and borrowings were evidenced by a document entitled Stock Sale and Stockholder's Agreement, which gave preemptive shareholder rights to each person who subscribed for stock and loaned money to the Company. The Board of Directors of the Company recognized that the preemptive shareholder rights inhibited any significant expansion of the Company and prevented it from raising funds from the public through the stock market. All stockholders recorded at January 31, 1997 were requested to exchange (1) their promissory notes of the Company and (2) their preemptive shareholder rights for additional shares of common stock in the Company. Outstanding debt and accrued interest in the amount of $316,449

                         TECHLITE APPLIED SCIENCES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                            JANUARY 31, 1999 AND 1998


NOTE 8:     DEBT TO EQUITY CONVERSION (Continued)

was converted to equity as a result of this transaction. Additionally, $260,705 was recorded as compensation expense, as required by EITF Topic D-60, to adjust for the difference between the debt conversion price and other cash stock sales made during the same year. The financial statements for the year ended January 31, 1998 have been restated to reflect the increase in compensation expense of $260,705.


NOTE 9:     BACKLOG

     The following schedule summarizes changes in backlog on contracts during the years ended January 31, 1999 and 1998. Backlog represents the amount of revenue the Company expects to realize from work to be performed on uncompleted contracts in progress at year end and from contractual agreements on which work has not yet begun.


                                                                 1999            1998
                                                                 ----            ----
   Backlog, beginning of year                               $   594,980     $   823,540
   New contracts during the year                              3,173,074       1,485,954
   Contract adjustments                                       3,100,581               0
                                                            -----------     -----------
                                                              6,868,635       2,309,494
   Less contract revenues earned during the year              4,646,858       1,714,514
                                                            -----------     -----------
   Backlog, end of year                                     $ 2,221,777     $   594,980
                                                            ===========     ===========

The Company entered into additional contracts with estimated revenues of approximately $201,000 between February 1, 1999 and April 27, 1999.


NOTE 10:    SUBSEQUENT EVENTS

     Subsequent to April 27, 1999 it was determined that the development costs associated with developing the Company's presence in Brazil should be expensed rather than capitalized. The January 31, 1999 financial statements have been revised to reflect $194,396 of development cost expense.

     On October 21, 1999 the Company merged with TechLite, Inc., the surviving corporation.

     The following exhibits are filed as a part of this report.

     Exhibit                                Item
     -------                                ----

       3.1         -      Certificate of Merger of TechLite Applied Sciences,
                          Inc. (Terminating Domestic Corporation) and TechLite,
                          Inc. (Surviving Domestic Corporation)

      16           -      Letter of Hogan & Slovacek (former accountants) on
                          change of accountants.




                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 08, 1999                      TechLite, Inc.



                                              By /s/ J.D. Arvidson
                                                 ------------------------------
                                                 J.D. Arvidson, Chief Executive
                                                    Officer

                                 TechLite, Inc.

                            EXHIBIT INDEX (FORM 8-K)

                                October 21, 1999


     Exhibit                                      Item
     -------                                      ----
       3.1         -      Certificate of Merger of TechLite Applied Sciences,
                          Inc. (Terminating Domestic Corporation) and TechLite,
                          Inc. (Surviving Domestic Corporation)

      16           -      Letter of Hogan & Slovacek (former accountants) on
                          change of accountants